Exhibit 99.1

Financial Contact	Editorial Contact
Keith Glover	Amy Martin
Proxim Corporation	Proxim Corporation
(408) 731-2700	(408) 731-2781
keith@proxim.com	amartin@proxim.com

Proxim Corporation Reports Second Quarter 2003 Financial Results

-	Revenues of $34.8 million, GAAP net loss of $(0.40) per share

-	Four point plan implemented to accelerate sales, manage the cash position, return to and sustain profitability and continue portfolio and technology leadership

-	Buyout of $27 million building lease obligation in exchange for $6 million payment, and assumption of ownership of the building and $3.2 million mortgage

SUNNYVALE, Calif., July 22, 2003 — Proxim Corporation (Nasdaq: PROX), a global leader in wireless networking equipment for Wi-Fi and wide area networks, today announced financial results for the second quarter and six months ended June 27, 2003. The company also announced today that Warburg Pincus and Broadview Capital Partners have agreed to collectively invest $30 million, and potentially up to $40 million in Proxim. Details of this investment are described in a separate announcement.

Second Quarter 2003 Financial Results

Total revenue for the second quarter of 2003 was $34.8 million, compared to revenue of $45.2 million for the second quarter of 2002 and revenue of $40 million in the first quarter of 2003. Total revenue for the first quarter of 2003 included product revenue of $34.0 million and a one-time patent license fee of $6 million. Total revenue for the six months ended June 27, 2003 was $74.8 million, which included license revenues of $6 million, compared to total revenue of $70.6 million for the six months ended June 28, 2002. The 2002 financial results include: the results of the former Western Multiplex Corporation for the period from January 1, 2002 to June 28, 2002, and the results of the former Proxim, Inc. from March 27, 2002 to June 28, 2002, in accordance with generally accepted accounting principles (GAAP) for accounting for business combinations.

The net loss attributable to common stockholders computed in accordance with GAAP, for the second quarter of 2003 was $(48.7) million, or $(0.40) per share, compared to the GAAP net loss of $(6.7) million, or $(0.06) per share for the second quarter of 2002. The GAAP net loss attributable to common stockholders for the six months ended June 27, 2003 was $(59.5) million, or $(0.49) per share, compared to the GAAP net loss of $(65.3) million or $(0.72) per share for the six months ended June 28, 2002. The net loss attributable to common stockholders reflects accretion of redemption value of Series A Preferred Stock issued during the third and fourth quarters of 2002.

Excluding certain charges discussed below and the amortization of intangible assets and deferred stock compensation and purchased in-process research and development in the respective periods, the non-GAAP net loss for the second quarter of 2003 was $(4.7) million, or $(0.04) per share, compared to the non-GAAP net income of $0.4 million, or $0.00 per share on a diluted basis for the second quarter of 2002. The non-GAAP net loss for the six months ended June 27, 2003 was $(7.4) million, or $(0.06) per share, compared to the non-GAAP net loss of $(1.4) million, or $(0.02) per share for the six months ended June 28, 2002.

During the second quarter of 2003, Proxim recorded $12.5 million of restructuring charges in order to return to profitability more quickly at a lower break even point and better manage its cash position. These charges are related to the consolidation of excess facilities including fixed asset write-offs, workforce reductions and contract termination costs, and $22.5 million for excess and obsolete inventory for discontinued products. The non-GAAP results of operations for the second quarter of 2003 exclude the impact of the restructuring charges, amortization of intangible assets of $5.4 million, and accretion of Series A preferred stock redemption obligations of $1.6 million. In addition, the non-GAAP results for the second quarter of 2003 include a benefit for income taxes of $2.0 million, reflecting potential net operating loss carryforwards resulting from an operating loss during the period. These charges compare to charges in the second quarter of 2002 of $2.2 million related to the amortization of purchased intangibles, a restructuring charge of $3.6 million related to the closing of certain facilities and severance pay for terminated employees and $1.2 million charged to purchased in-process research and development.

As of June 27, 2003, cash, including cash equivalents, marketable securities and restricted cash totaled $7.9 million, as compared to $19.5 million as of December 31, 2002. A short term bank loan of $2.0 million was outstanding at June 27, 2003.

“Today, we are outlining a four point plan that we have implemented to position the company for long term, sustainable profitability,” said Frank Plastina, President and CEO, Proxim. “We believe this plan will enable us to capture the significant growth opportunities as Wi-Fi converges with wireline and wireless networks.”

Four Point Plan

1.	Accelerating sales. Our focus is on building a sustainable and growing revenue base and a high performance sales team. We are strengthening and nurturing our OEM relationships with several major telecom and information technology equipment vendors and adding new key OEM partners. We are energizing our distribution channels and adding value-added resellers.

2.	Managing the cash position. Warburg Pincus and Broadview Capital Partners have agreed to collectively invest $30 million, and potentially up to $40 million in Proxim.

This new investment as well as our financing arrangements with the Silicon Valley Bank ensures that we have the liquidity and capital required to support our growth objectives and improve the balance sheet. Also, we are improving our asset velocity as evidenced by a decrease in our day sales outstanding to 71 days in Q2 2003 from 77 days in Q1 2003.

3.	Returning to and sustaining profitability. Proxim expects to be generating positive operating cash flow in the fourth quarter of 2003. Through careful consideration of our future requirements, we believe that we have put a solid leadership team in place that can execute on our objectives, and are restructuring and reducing our workforce from 430 to 330 employees by the end of the third quarter of 2003. In addition, we are consolidating our R&D into two sites in Sunnyvale, California and Bangalore, India from six sites. We are also centralizing our main customer operations and services into one site instead of two to improve our efficiency.

4.	Continuing portfolio and technology leadership. We have focused on our unique competitive advantages in the convergence of Wi-Fi with wireline and wireless networks and are introducing features and functionality into our new products that will enable us to deliver a unique value proposition to service providers and enterprises. This value proposition spans wireless solutions for public hot spots, voice and data backhaul, enterprise campuses, security and surveillance, last mile access and mobile professionals. Also, we recently announced our first product, the Lynx 16T, which is based on our new next generation voice and data backhaul platform that offers a more flexible architecture. We also recently announced our enterprise-quality 802.11g portfolio. We are converging LAN and WAN technologies onto a single platform so that it can be configured for indoor or outdoor use.

Further details of this plan will be provided on the investor conference call today.

Lease Buyout

In an effort to reduce ongoing lease payment obligations, Proxim also announced the buyout of a $27 million lease obligation related to a building in Sunnyvale, California. The lease buyout agreement includes a $6 million payment to the lessor/building owner resulting in the termination of the lease obligation and assumption by Proxim of ownership of the building with the related mortgage obligation of approximately $3.2 million. The transaction is expected to close during the third quarter of 2003 and result in the reversal of previously recorded lease obligation restructuring reserves that are no longer required. Proxim intends to sell the building and the net estimated costs of the purchase and sale transactions will be offset against the available restructuring reserves.

Conference Call Information

Today’s call begins at 5:00 PM Eastern/2:00 PM Pacific Time.

Dial-In Information

To listen to the conference call via telephone, dial (913) 981-5522 at least five minutes prior to the scheduled start time.

Webcast Information:

To listen to the webcast, go to www.proxim.com, and click on the link titled “Proxim Corporation Q2 2003 Earnings Call.”

The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows 95/98, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Audio, www.real.com.

The call will be archived immediately following the conference call and will remain available at http://investor.proxim.com. Additionally, the conference call will be available on a recorded telephone archive by calling toll free (888) 203-1112 and entering pass code 691348, beginning Tuesday, July 22, 2003 at 8:00 PM, Eastern Time until midnight Eastern Time on Friday, July 25, 2003. For international callers, the recorded telephone archive is available by calling the following toll number: (719) 457-0820 and entering pass code 691348.

About Proxim

Proxim Corporation is a global leader in wireless networking equipment for Wi-Fi and wide area networks. The company is providing its enterprise and service provider customers with wireless solutions for public hot spots, voice and data backhaul, enterprise campuses, security and surveillance, last mile access and mobile professionals. This press release and more information about Proxim can be found on the Web at www.proxim.com.

Safe Harbor

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning Proxim’s expectations regarding the closing of a financing commitment from Warburg Pincus and Broadview Capital Partners, certain anticipated restructuring charges and litigation expenses for the third quarter of 2003, Proxim’s ability to accelerate sales, improve operating efficiencies and return to profitability by the fourth quarter of 2003, expected benefits from restructuring and consolidation of operations, Proxim’s expectations regarding new product features and benefits and expectations regarding Proxim’s binding letter of intent with a landlord, and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the risks that: the announced financing will not close, that the Proxim stockholders do not approve the proposal regarding the financing, actual restructuring charges and litigation expenses for the third quarter of 2003 may vary from those anticipated; that Proxim’s efforts to accelerate sales, improve operating efficiencies and return to profitability will not succeed; that the market for Proxim’s products will not grow as anticipated or that Proxim will not be able to take advantage of market opportunities due to competition, product performance, product pricing, product supply or other issues; unexpected events may negatively affect or invalidate our agreement with the landlord; and other risks and uncertainties associated with Proxim’s business. For additional information regarding risks relating to Proxim’s business, see Proxim Corporation’s Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended March 28, 2003, Current Reports on Form 8-K and other relevant materials filed by Proxim with the SEC.

Further Information

Proxim will be filing a proxy statement with the SEC that will be mailed to Proxim’s stockholders. Investors and security holders of Proxim are urged to read the proxy statement when it is available because it will contain important information about Proxim, the financing and related matters. The proxy statement will solicit proxies in connection with a special meeting at which Proxim’s stockholders will be asked to approve the exchange of the financing indebtedness into shares of Series B preferred stock and warrants and the issuance of common stock on exchange or exercise of these shares and warrants. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the proxy statement, Proxim files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, and other information filed by Proxim at the Commission’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 800/SEC-0330 for further information on public reference rooms. Proxim’s filings with the Commission are also available to the public from commercial document-retrieval services and the website maintained by the Commission at http://www.sec.gov. The proxy statement and these other documents may also be obtained free from Proxim.

Proxim and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Proxim in favor of the approval of the exchange of the financing indebtedness into shares of Series B preferred stock and warrants to acquire shares of Proxim’s common stock. The directors and executive officers of Proxim and their beneficial ownership of Proxim common stock are set forth in the proxy statement for Proxim’s 2003 annual meeting filed on April 29, 2002. Holders of Proxim stock may obtain additional information regarding the interests of the foregoing individuals in the financing by reading the proxy statement concerning Proxim’s anticipated special meeting of stockholders when it becomes available.

PROXIM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	JUNE 27,	DECEMBER 31,
	2003	2002

Assets
Current assets:
Cash and marketable securities	$5,437	$17,048
Accounts receivable, net	27,451	30,535
Inventory, net	22,379	36,799
Other current assets	2,937	4,657

Total current assets	58,204	89,039
Property and equipment, net	7,763	10,110
Goodwill and other intangible assets, net	60,787	71,652
Restricted cash	2,489	2,489
Other long-term assets	3,542	4,133

Total assets	$132,785	$177,423

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Short-term bank loan	$1,981	$—
Accounts payable	19,064	18,147
Capital lease obligations, current portion	1,041	—
Other current liabilities	24,051	16,917

Total current liabilities	46,137	35,064
Capital lease obligations, long-term portion	1,086	—
Long-term debt	101	101
Restructuring accruals, long-term portion	25,406	26,579

Total liabilities	72,730	61,744

Series A mandatorily redeemable preferred stock	68,962	64,412

Capital stock	314,640	315,868
Accumulated deficit	(315,832)	(259,380)
Deemed preferred stock dividend	(2,740)	(2,740)
Accretion of Series A preferred stock obligations	(4,975)	(1,890)
Notes receivable from stockholders	(711)	(898)
Accumulated other comprehensive income	711	307

Total stockholders’ equity (deficit)	(8,907)	51,267

Liabilities, Mandatorily Redeemable Preferred Stock and Stockholders’ Equity (Deficit)	$132,785	$177,423

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PROXIM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED

	JUNE 27,	JUNE 28,	JUNE 27,	JUNE 28,
	2003	2002	2003	2002

Product revenue	$34,805	$45,177	$68,834	$70,591
License revenue	—	—	6,000	—

Total revenue	34,805	45,177	74,834	70,591
Cost of revenue	21,701	25,977	42,629	40,639
Provision for excess and obsolete inventory	22,549	—	22,549	—

Gross profit (loss)	(9,445)	19,200	9,656	29,952
Operating expenses:
Research and development	6,234	7,295	14,117	11,844
Selling, general and administrative	12,446	11,647	24,541	20,397
Legal expense for certain litigation	1,000	—	4,000	—
Amortization of intangible assets	5,365	2,209	10,865	2,353
Amortization of deferred stock compensation	—	180	—	425
Restructuring charges	12,492	3,582	12,492	51,619
Purchased in-process research and development	—	1,200	—	5,736

Loss from operations	(46,982)	(6,913)	(56,359)	(62,422)
Interest income (expense)	(192)	240	(93)	371

Loss before income taxes	(47,174)	(6,673)	(56,452)	(62,051)
Income tax provision	—	—	—	3,224

Net loss	(47,174)	(6,673)	(56,452)	(65,275)
Accretion of Series A preferred stock obligations	(1,560)	—	(3,085)	—

Net loss attributable to common stockholders	$(48,734)	$(6,673)	$(59,537)	$(65,275)

Net loss per share — basic and diluted	$(0.40)	$(0.06)	$(0.49)	$(0.72)

Weighted average common shares	121,714	119,215	120,354	90,230

As a percentage of revenue:
Gross margin	-27.1%	42.5%	12.9%	42.4%
Research and development	17.9%	16.1%	18.9%	16.8%
Selling, general and administrative	35.8%	25.8%	32.8%	28.9%

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PROXIM CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED

	JUNE 27,	JUNE 28,	JUNE 27,	JUNE 28,
	2003	2002	2003	2002

Product revenue	$34,805	$45,177	$68,834	$70,591
License revenue	—	—	6,000	—

Total revenue	34,805	45,177	74,834	70,591
Cost of revenue	21,701	25,977	42,629	40,639

Gross profit	13,104	19,200	32,205	29,952
Operating expenses:
Research and development	6,234	7,295	14,117	11,844
Selling, general and administrative	12,446	11,647	24,541	20,397
Legal expense for certain litigation	1,000	—	4,000	—

Income (loss) from operations	(6,576)	258	(10,453)	(2,289)
Interest income (expense)	(192)	240	(93)	371

Income (loss) before income taxes	(6,768)	498	(10,546)	(1,918)
Income tax provision (benefit)	(2,030)	125	(3,164)	(480)

Net income (loss)	$(4,738)	$373	$(7,382)	$(1,438)

Basic and diluted net loss per share	$(0.04)	$0.00	$(0.06)	$(0.02)

Weighted average common shares — diluted	121,714	121,706	120,994	90,230

As a percentage of revenue:
Gross margin	37.6%	42.5%	43.0%	42.4%
Research and development	17.9%	16.1%	18.9%	16.8%
Selling, general and administrative	35.8%	25.8%	32.8%	28.9%

PROXIM CORPORATION
GAAP TO PRO FORMA LOSS RECONCILIATION
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED

	JUNE 27,	JUNE 28,	JUNE 27,	JUNE 28,
	2003	2002	2003	2002

GAAP net loss	$(48,734)	$(6,673)	$(59,537)	$(65,275)
Provision for excess and obsolete inventory	22,549	—	22,549	—
Amortization of goodwill and intangible assets	5,365	2,209	10,865	2,353
Amortization of deferred stock compensation	—	180	—	425
Restructuring charges	12,492	3,582	12,492	51,619
Purchased in-process research and development	—	1,200	—	5,736
Accretion of Series A Preferred Stock obligations	1,560	—	3,085	—
Income tax benefit (provision)	2,030	(125)	3,164	3,704

Pro forma net income (loss)	$(4,738)	$373	$(7,382)	$(1,438)

USE OF PRO FORMA FINANCIAL INFORMATION

To supplement our consolidated financial statements presented on a GAAP basis, Proxim uses non-GAAP, or pro forma, measures of operating results, net income/loss and income/loss per share, which are adjusted to exclude certain costs, expenses, gains and losses that we believe are appropriate to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Proxim’s underlying operational results and trends. Adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for Proxim’s financial results prepared in accordance with generally accepted accounting principles in the United States.

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